UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On March 13, 2007, NorthWestern Corporation (the “Company”) closed on the purchase from Mellon Leasing Corporation (“Mellon”) of Mellon’s Owner Participant interest in the 700 MW (nominal net capacity) coal-fired steam electric generation unit known as Colstrip Unit 4, a generating facility located in Colstrip, Montana. The transaction involved a transfer by Mellon to the Company of its Owner Participant interest in the trust that holds title to Mellon’s beneficial interest in a 10.71429 percent undivided interest in Colstrip Unit 4 and a 5.357145% undivided interest in related common facilities. The Company remains the lessee of that interest under the lease from the Owner Trustee following the Company’s acquisition of the Owner Participant interest in the trust. The transaction does not result in any change in control over, or operation of the Colstrip Unit 4. As consideration for Mellon’s interest in the trust, the Company paid $38,180,545.24.

The Company also leases a 19.28571% undivided interest in Colstrip Unit 4 and a 9.642855% undivided interest in the related common facilities under a lease from the Owner Trustee of the trust that holds title to such undivided interests for the benefit of SGE (New York) Associates.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the descriptions of the terms of the Purchase Agreement in this Item 1.01 are qualified in their entirety by reference to such exhibit.

Item 2.01	Completion of Acquisition of Disposition of Assets.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1	Purchase Agreement, dated January 18, 2007 between Mellon Leasing Corporation and NorthWestern Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Date: March 15, 2007

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Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Purchase Agreement, dated January 18, 2007 between Mellon Leasing Corporation and NorthWestern Corporation.

* filed herewith

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